Contact: Todd Martin, 570-542-2881 Talen Energy Withdraws Bell Bend License Application BERWICK, Pa. (August 31, 2016) – Talen Energy has sent a written request to the U.S. Nuclear Regulatory Commission (NRC) withdrawing its license application for the proposed Bell Bend nuclear power plant project in Luzerne County, Pa. Licensing and permitting activities related to Bell Bend had previously been suspended, although the license application remained on file with the NRC. The formal withdrawal of the license application at the NRC ends the Bell Bend project. Talen Energy sees no viable path to obtaining a license for Bell Bend. AREVA, the company that developed the reactor design on which the Bell Bend project is based, asked the NRC in February 2015 to suspend the design certification process. The Bell Bend license application was filed in October 2008 for a site adjacent to Talen Energy’s existing Susquehanna nuclear power plant. The decision to withdraw the Bell Bend license application has no effect on the company’s long-term commitment to safe, reliable operation of the Susquehanna plant. Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com. Exhibit 99.1